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                                                                     Exhibit 4.3


                            THE GATX LOGISTICS, INC.
                        401(k) CASH ACCUMULATION PLAN


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                               TABLE OF CONTENTS


                                                                        Page



ARTICLE I - Definitions ..........................................        1

ARTICLE II - Participation .......................................       11

            A. Admission as a Participant ........................       11
            B. Termination of Participation ......................       11
            C. Rules for Crediting Years of Eligibility...........       11
            D. Eligibility for Rollovers..........................       12

ARTICLE III - Amounts and Payment of Benefits.....................       13

            A. Determination of Benefits..........................       13
            B. Form of Benefit....................................       13
            C. Special Rules on Commencement of Benefits..........       13
            D. Age 70 1/2 Benefit Commencement....................       14
            E. Loan Provisions....................................       15
            F. In Service Withdrawals.............................       15
            G. Beneficiaries .....................................       16
            H. Special Rules for Participants and Beneficiaries
               Who Cannot Be Located..............................       16
            I. Withholding Taxes .................................       17
            J. Federal Withholding Tax on Distributions...........       17
            K. Forfeitures .......................................       18
            L. Restoration of Forfeitures.........................       18

ARTICLE IV - Vesting .............................................       20

            A. Vesting Percentage ................................       20
            B. Rules for Crediting Years of Vesting...............       20

ARTICLE V - Contributions.........................................       22

            A. Participant Contributions..........................       22
            B. Employer Contributions.............................       22
            C. Elective Deferrals ................................       23
            D. Limitations on Elective Deferral Contributions.....       24
            E. Limitations on Employer Contributions .............       29


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     F. Multiple Use of Limitation............................    32

ARTICLE VI - Accounts and Allocations.........................    34

     A. Accounts .............................................    34
     B. Allocation of Contributions...........................    34
     C. Allocation of Elective Deferral.......................    35
     D. Valuation of Accounts.................................    35
     E. Limitations on Allocations............................    36

ARTICLE VII - Fiduciaries ....................................    38

     A. Named Fiduciaries ....................................    38
     B. Employment of Advisors................................    38
     C. Multiple Fiduciary Capacities.........................    38
     D. Indemnification ......................................    38

ARTICLE VIII - Plan Administration............................    39

     A. The Administrative Committee..........................    39
     B. Powers, Duties, etc of the Administrative Committee...    39
     C. Investment Managers...................................    40
     D. The Trustee ..........................................    40
     E. Compensation .........................................    41
     F. Delegation of Responsibility..........................    41
     G. Claims Procedure .....................................    41

ARTICLE IX -  Investment Funds and
              Investment of Accounts..........................    43

     A. Investment Funds .....................................    43
     B. Investment of Accounts................................    43
     C. Fiduciary Liability ..................................    43

ARTICLE X - Amendment ........................................    44

ARTICLE XI - Discontinuance of Contributions
             and Termination of the Plan......................    45

     A. Right of the Company to Terminate  the  Plan  or
        Discontinue Contributions.............................    45
     B. Determination of Date of Complete or Partial
        Termination or Complete Discontinuance of Contributions   45
     C. Effect of Complete or Partial Termination or
        Complete Discontinuance of Contributions..............    45


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ARTICLE XII - Miscellaneous Provisions...........................   47

    A.  Exclusive Benefit of Participants........................   47

ARTICLE XIII - Top-Heavy Provisions..............................   50

    A.  Determination of Top-Heavy Status........................   50
    B.  Minimum Benefits ........................................   51








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                                   ARTICLE I

                                  Definitions


1. Account Value:   The value of any or all of Participant's Combined Account, determined as of any Valuation Date.

2. Administrative Committee: The GATX Logistics, Inc. 401(k) Committee appointed pursuant to the provisions of Section A of Article VIII hereof.

3. Affiliate: Any corporation (other than the Company) which is a member of a "controlled group of corporations" (as that term is defined in IRC Section 414(b) of which the Company is a member, and any trade or business under "common control" (as that term is defined in IRC Section 414(c)) with the Company or any organization which is a member of the same affiliated service group (as that term is defined in IRC Section 414(m)) with the Company.

4. Amendment Effective Date:  Unless otherwise stated herein, April 1, 1989.

5. Annual Addition: For each Participant, for any Limitation Year, the sum of:

     (a) contributions made by any Controlled Group Member allocable with respect to such Participant under any Defined Contribution Plans;

     (b) contributions made by such Participant to any Defined Contribution Plan; and

     (c) forfeitures allocable with respect to such Participant under any Defined Contribution Plans.

     (d) amounts derived from contributions paid after December 31, 1985, which are attributable to post-retirement medical benefits under a welfare benefit plan which are allocated to the account of Key Employee under a plan described in Code Section 419A maintained by the Company or an Affiliate.

     (e)     Contributions made after March 31, 1984 to a plan described in Code
Section 415(l)(2).

     A  reinstatement  of  forfeitures  upon  a  Participant's reemployment
shall not be included in the Annual Addition.   In addition, Rollover
Contributions shall not be included in the Annual Addition.

6. Beneficiary:   Any person designated by a Participant to receive any
payments of benefits due after his death, or in the absence of a valid designation, the person entitled to receive such payment pursuant to the terms of the Plan.

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7.   Board:  The Board of Directors of the Company and any person or group empowered by the Company's certificate of incorporation or bylaws to exercise the powers of the Board with respect to the Plan.

8. Combined Account: The Participant's Elective Deferral Account, Employer Contribution Account and Rollover Account.

9.   Company.  GATX Logistics, Inc. or any successor thereto.

10.  Compensation:

     (a) All compensation paid by the Company or a Participating Affiliate to a Participant while an Eligible Employee (excluding automobile allowances, severance pay, moving expenses and vacation payout) which is reportable as wages, tips and other compensation in Box 10 of a Participant's Form W-2 (or any section or box on any successor to Box 10 or Form W-2) or which would be so reportable but for contributions to this Plan or any other plan subject to IRC
Section  401(k), 403(b) or 125.

     (b) In no instance shall the Compensation of any Participant for any Plan Year considered under this Plan exceed $200,000 (as indexed by the IRS at the same time and manner as IRC Section 415(d)). For purposes of applying this $200,000 limitation on Compensation, the Compensation of an Employee who is either a 5% owner or is both a Highly Compensated Employee and one of the ten most Highly Compensated Employees shall have his Compensation and the Compensation of his Family Members treated as a single Employee with one
Compensation.   If applicable, the $200,000 limitation shall be prorated among the Family Members. Each Family Member shall have a share of 415(d) compensation which is a pro-rata share determined by comparing each Family Member's Compensation in relation to the total Compensation of all Family Members. For this purpose, a Family Member is an Employee who is a 5% owner or one of the ten most Highly Compensated Employees, the Employee's spouse, and the Employee's lineal descendants who have not attained age 19 before the close of the year.

     (c) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with IRS Section 401(a) (17) (B). The cost-of-living period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.



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     (d) For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under IRC Section 401(a)(l7) shall mean the OBRA '93 annual compensation limit set forth in this provision.

     (e) If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the Current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination
period.   For this purpose, for determination period beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

11. Controlled Group Member: Any corporation during the time it is a member of a "controlled group of corporations" (as that term is defined in IRC Section 414(b) as modified by IRC Section 415(h)) of which the Company is a member, any trade or business during the time it is under "common control" (as that term is defined in IRC Section 414(c) as modified by Section 414(h)) with the Company, and any organization which is a member of the same affiliated service group (as that term is defined in IRC Section 414(m)) with the Company.

12.  Defined Benefit Plan:   Any defined benefit plan qualified under IRC
Section 401, maintained at any time by a corporation which is, or at any time was, a Controlled Group Member (regardless of whether such corporation was a Controlled Group Member at such time) with the Company.

13. Defined Contribution Plan: Any defined contribution plan, qualified under IRC Section 401, maintained at any time by a corporation which is, or at any time was, a Controlled Group Member (regardless of whether such corporation was a Controlled Group Member at such time).

14. Determination Date: For the First Plan Year, the last day of such Plan Year, for any other Plan Year, the last day of the preceding Plan Year.

15.  Effective Date:  April 1, 1986.

16.  Elective Deferral Account:   Shall mean the separate account maintained for
each Participant established pursuant to Article VI and to which Elective Deferral Contributions are allocated.

17. Elective Deferral Contribution: Shall mean contributions made to the Plan during the Plan Year by the Employer pursuant to Section C of Article V, at the election of the Participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement.

18. Eligible Employee: All Employees of the Company or a Participating Affiliate excluding:

     (a) temporary Employees;
     (b) contract Employees; and

     (c) Employees represented by a collective bargaining agreement unless the bargaining agreement and Company or Participating Affiliate agree that such represented employees shall be eligible to participate in the Plan; and








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    (d) leased Employees.

19. Employee: Any person employed by the Company or an Affiliate or is a Leased Employee.

20. Employer: The Company and each Affiliate which elects to adopt the Plan for its Employees pursuant to Section G of Article XI.

21. Employer Contributions: Contributions to the Plan by an Employer, pursuant to Section B of Article V.

22. Employer Contributions Account:   The account established pursuant  to
Article VI to which each Participant's Employer Contributions are allocated.

23. Employment:  The period of time as an Employee.

24. Entry Date: Effective January 1, 1995, the first day of the calendar month. Prior to January 1, 1995, January 1, April 1, July 1 and October 1. Prior to January 1, 1991, April 1, August 1 and December 1.

25. ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

26. Family Member: An individual described in IRC Section 414(q) (6) (B) who is the spouse or lineal ascendant or descendant (and spouses of ascendant and descendants) of any Employee or former Employee shall be included as a Family Member.

27. Fund:  The assets held in the Trust.

28. Highly Compensated Employee:

    (a) An Employee described in IRC Section 414(q) who is an Employee and performs service during the determination year and is described in one or more of the following groups:

        (i)   An Employee who is a 5% owner, as defined in IRC Section  416(i)
(1)(A) (iii) at any time during the determination year or the look-back year;

        (ii) An Employee who received Compensation in excess of $75,000.00 (indexed in accordance with IRC Section 415(d)) during the look-back year;

        (iii) An Employee who received Compensation in excess of $50,000.00 (indexed in accordance with IRC Section 415(d)) during the look-back year and is a member of the top-paid group for the look-back year;

        (iv) An Employee who is an officer within the meaning of IRC Section 416(i)), during the look-back year and receives Compensation in the look-back year greater than 50% of the

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dollar limitation in effect under IRC Section  415(b) (1) (A) for the calendar year in which the look-back begins; and

           (v) An Employee who is both described in clause (ii), (iii) or (iv) above, when the clauses are modified to substitute the determination year for the look-back year and one of the 100 employees who receives the most Compensation during the determination year.

           (vi) Family Members of either a 5% owner or a Highly Compensated Employee in the group consisting of the ten highest paid Employees shall be deemed to be a Highly Compensated Employee and Compensation paid to such Family Members or contributions made on their behalf shall be treated as if it were paid to or contributed for the benefit of the 5% owner or Highly Compensated Employee.

     (b) The top-paid group consists of the top 20% of Employees ranked on the basis of Compensation received during the year. For purposes of determining the number of Employees in the top-paid group, Employees described in IRC
Section 414 (q) (8) and Q&A 9 (b) of section 1.414 (q)-1T of the regulations are excluded.

     (c) The determination year is the current Plan Year for which the determination of who is highly compensated is being made. The look-back year is the 12-month period immediately preceding the determination year, or, if the Employer elects, the calendar year ending with or within the determination year.

     (d) The number of officers is limited to 50 (or, if lesser, the greater of 3 Employees or 10% of Employees) excluding those Employees who may be excluded in determining the top-paid group. When no officer has Compensation in excess of 50% of the IRC Section 415(b) (1) (A) limit, the highest paid officer is treated as Highly Compensated Employee.

     (e)   Compensation is Compensation within the meaning of IRC Section  415
(c) (3) including elective or salary reduction contributions to a 125, 401(k) or 403(b) plan or plans. Employers aggregated under IRC Sections 414(b), (c),
(m), or (o) are treated as a single employer.

29.  Hour of service:

     (a) Each hour for which an Employee is paid, or entitled to payment, by the Company or an Affiliate for the performance of duties for the Company or an Affiliate;

     (b) Each hour which would have been credited if the payment represented by a back pay award, regardless of mitigation of damages, had been made in the period to which the award pertains;

     (c) Each hour (up to a maximum of 501 hours on account of any single continuous period) for which an Employee is directly or indirectly paid, or entitled to such payment, by the Company or an Affiliate for reasons (such as vacation, sickness or other leave of absence or layoff) other than for the performance of duties for the Company or an Affiliate, which hours


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shall be determined and credited pursuant to the rules prescribed by 29 C.F.R.
Section  2530.200b-2(b) and (c).

     (d) Each hour for which an Employee is required to be given credit by applicable Federal law other than ERISA; and

     (e) Each hour for which an individual considered an Employee for purposes of this Plan under IRC Section 414 (n) is considered paid by the Company or an Affiliate.

     (f) Each hour, for any purpose under the Plan, which the Board in a uniform and nondiscriminatory manner shall determine.

     No hour shall be credited under more than one Subparagraph of this Paragraph. The Administrative Committee may choose, in its sole discretion, to credit one or more groups of full-time salaried employees for whom records are not maintained with 190 Hours of Service for each month, or portion thereof, for which each member of such group would be entitled to credit for one Hour of Service under Subparagraph (a), (c), (d) or (e) of this Paragraph.

30. Investment Fund:   A fund designated by the Administrative Committee
pursuant to Section A of Article IX for investment of Plan accounts.

31. Investment Manager:   Any person or entity serving as an investment
manager  under  appointment by the Administrative Committee.

32. IRC:  Internal Revenue Code of 1986, as amended.

33. Key Employee:  A "Key Employee" as determined pursuant to IRC Section  416
(i) and the regulations issued thereunder is any Employee or former Employee who at any time during the Plan Year containing the Determination Date or the four (4) preceding Plan Years, is or was:

     (a) an officer of the Employer having annual Compensation for such Plan Year which is in excess of 50% of the dollar limit in effect under IRC Section 415 (b) (1) (A) for the calendar year in which such Plan Year ends;

     (b) an owner of (or considered as owning within the meaning of IRC Section
318) both more than a one-half percent interest as well as one of the ten largest interest in the Employer having annual Compensation greater than the dollar limited in effect under IRC Section 4l5 (c) (1) (A) for the year;

     (c) a five percent owner of the Employer; or

     (d) a one percent owner of the Employer who has annual compensation of more than $150,000.00.


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     For purposes of determining 5% and 1% owners, neither the aggregation rules nor the rules of subsection (b), (c) and (n) of IRC Section 415 apply. Beneficiaries of an Employee acquire the character of the Employee who performed service for the Employer. Also, inherited benefits will retain the character of the benefits who perform services for the Employer.

34. Leased Employees: Any person who is not a common law employee of the Company or an Affiliate and provides services to the Company or Affiliate if:

     (a) such services are provided pursuant to an agreement between the Company or Affiliate and any other person;

     (b) such person has performed such services for the Company on a substantially full-time basis for a period of at least one year; and

     (c) such services are of a type historically performed in the business field of the Company or Affiliate, by employees.

35. Limitation Compensation:

     (a) The Participant's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income including but not limited to commissions paid salesmen, compensation for services on the basis of percentages of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements or other expense allowances under a nonaccountable plan, and in the case of a Participant who is an employee within the meaning of IRC Section 401(c) (1) and the regulations thereunder, the Participant's earned income paid or accrued during the Limitation Year;

     (b) Limitation Compensation shall exclude contributions made by the Company to a plan of deferred compensation to the extent that, before the application of IRC Section 415 limitations to the plan, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed;

     (c) Contributions made by the Company to a plan of deferred compensation to the extent that all or a portion of such contributions are recharacterized as a voluntary employee contribution;

     (d) Employer Contributions made on behalf of a Participant to a simplified employee pension plan to the extent such contributions are excludable from the Participant's gross income;

     (e) Any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Participant when distributed except any amounts received by the Participant pursuant to an unfunded nonqualified plan to the extent such amounts are includable in the gross income of the Participant;



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     (f) Amounts realized from the exercise of an nonqualified stock option or unrestricted stock held by a Participant either becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;

     (g) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

     (h) Other amounts which receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant) or contributions made by the employer towards the purchase of an annuity contract described in Section 403
(b) whether or not the contributions are excludable from the gross income of the Participant.

     (i) For purposes of this section, Limitation Compensation shall not include amounts that would otherwise be excluded from a Participant's gross income by reason of the application of IRC Sections 125, 402(a)(8), 402(h)(1)(B).

36.  Limitation Year:  The Plan Year.

37. Matching Compensation: Compensation excluding bonuses, incentive payments, commissions and frequent flyer miles.

38.  Named Fiduciary:  A "named fiduciary," as that term is defined in ERISA
Section  402(a)(2).

39. Non-Highly Compensated Employee: Am Employee who is neither a Highly Compensated Employee nor a Family Member.

40. Normal Retirement: Termination of Employment of a Participant at or after Normal Retirement Age.

41.  Normal Retirement Age:  A Participant's 65th birthday.

42.  One Year Break in Service:

     (a) A Plan Year during which a person has not completed more than 500 Hours of Service as an Employee, by reason of termination of Employment.

     (b) For purposes of determining whether a One Year Break in Service has occurred, a Participant who is absent from work:

         (i)     by reason of the Participant's pregnancy;

         (ii)    by reason of the birth of the Participant's child;


         (iii) by reason of the placement of a child with the Participant in connection


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                with the Participant's adoption of that child; or

        (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement,

shall receive the Hours of Service which otherwise would normally have been credited to the Participant but for the absence. If the number of Hours of Service normally credited cannot be determined, eight Hours of Service shall be credited per day of absence. The total Hours of Service credited for this
purpose shall not exceed 501 hours of any one pregnancy or placement.   These
hours of service shall be credited during the Plan Year in which the absence begins if a Participant would be prevented from incurring a One Year Break in Service in such Year because of such credit; otherwise, they shall be credited in the immediately following Plan Year.

     (c) Subparagraph (b) shall apply only if the Participant furnishes to the Administrative Committee the information it decides is needed to establish both that the absence was for the reasons set forth above and the number of days for which there was such an absence.

43. Participant: A person who has commenced but not terminated participation in the Plan pursuant to the provisions of Article II hereof.

44. Participating Affiliate: Any Affiliate which adopts, and has not terminated participation in or withdrawn from, the Plan in the manner provided herein.

45. Plan: The GATX Logistics, Inc. 401(k) Cash Accumulation Plan, as it may be amended from time to time.

46. Plan Year: Effective January 1, 1991, the twelve consecutive month period ending on December 31 in which the Plan is in effect. The period beginning April 1, 1990 and ending on December 31, 1990. Prior to April 1, 1990, the twelve consecutive month period ending on March 31 during any part of which the Plan is in effect.

47. Rollover Account: The account to which Rollover Contributions are allocated pursuant to Article VI.

48. Rollover Contribution:  A rollover from another qualified plan or a
rollover IRA to this Plan.   The Plan shall not accept any rollover which
results in the Plan being a direct or indirect transferee as described in IRC
Section  401 (a) (11) (B) (iii) and (III).

49. Spouse Consent:   The consent of the Surviving Spouse as provided in
Section E of Article III.

50. Surviving Spouse: The person married to a Participant on the date of the Participant's death.

51. Trust:  The trust to which contributions are made to fund the Plan.


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52. Trustee:  Any person serving as a trustee under appointment by the
Administrative Committee.

53. Valuation Date: Effective April 1, 1990, March 31, June 30, September 30 and December 31 of each Plan Year and, as the Administrative Committee elects, any other day of the Plan Year. However, prior to April 1, 1990, Valuation Date meant March 31 of each Plan Year.

54. Valuation Period: The period of time which begins on the first day after a Valuation Date and continues until, and includes, the next succeeding Valuation Date.

55. Year of Eligibility:   The period defined in Section C of Article II hereof
for computation of eligibility to become a Participant.

56. Year of Service: The number of Years of Service shall be determined by taking the total consecutive months in which the Employee has at least one Hour of Service and dividing by 12. Fractional Years of Service shall not be counted.

57. Year of Vesting: The period described in Section B of Article IV hereof for the computation of vesting under the Plan.








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                                  ARTICLE II

                                Participation


A.   Admission as a Participant

     1. An Employee who is both a Participant and Eligible Employee on the day prior to the Amendment Effective Date and is an Eligible Employee on the Amendment Effective Date shall continue as a Participant on the Amendment Effective Date.

     2. Any other Employee shall become a Participant on the first Entry Date on which the Employee:

        (a) is an Eligible Employee;

        (b) has attained age 21; and

        (c) has credit for at least one Year of Eligibility.

     3. A former Employee who has ceased to be a Participant and who again becomes an Employee with credit for at least One Year of Eligibility shall become a Participant on the first day on which the former Employee again becomes an Eligible Employee.

B.   Termination of Participation

     A Participant shall cease to be a Participant as of the date his benefits are determined for distribution to the Participant, or if earlier, on the date of the Participant's death.

C.   Rules for Crediting Years of Eligibility

     Years of Eligibility shall be determined under the following rules:

     1. An  Employee  shall  be  credited  with  one  Year  of Eligibility:

        (a) on the anniversary of the first day on which he has an Hour of Service, if he has at least 1,000 Hours of Service in that twelve months; and

        (b) on the last day of each Plan Year which begins after the first day on which he has an Hour of Service, if he has at least 1,000 Hours of Service in that period.

     2. The Years of Eligibility prior to a One Year Break in Service of an Employee


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with no vested rights to a benefit derived from contributions by the Employer shall not be counted if the number of his consecutive One Year Breaks in Service equals or exceeds the greater of 5 or his number of years of Eligibility (which number of Years of Service shall not include any years previously disregarded under this rule) before such period of consecutive One Year Breaks in Service.

     3. A former Employee who resumes Employment with no Year of Eligibility to his credit shall be treated as a new Employee.

D.   Eligibility for Rollovers

     1. An Eligible Employee may make a Rollover Contribution prior to being eligible to be a Participant pursuant to Section A of this Article.

     2. The rollover contribution shall be allocated to the Employee's Rollover Account.

     3. The Employee shall be considered a participant only with respect to the Rollover Account until otherwise eligible pursuant to Section A of this Article.

     4. Rollover Contributions shall be made only in cash.










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                                  ARTICLE III

                        Amounts and Payment of Benefits


A.   Determination of Benefits

     1. The benefits of a Participant who terminates Employment (or a Beneficiary's benefits upon termination of employment of a Participant due to death) shall be the vested Account Value of the Participant's Combined Account determined as of the Valuation Date coincident with or next following his termination of Employment. The benefits shall be paid as soon as practicable after the date as of which determined.

     2. (a) Notwithstanding any provision herein to the contrary, if the vested portion of the Account Value of the Participant's Combined Account determined as of the Valuation Date coincident with or next following his termination of Employment is more than $3,500.00 (or at the time of any prior distribution was more than $3,500.00), no distribution will be made prior to the end of the Plan Year in which the Participant attains age 65 or, if earlier, the end of the Plan Year in which the Plan terminates, unless the Participant consents to such distribution.

        (b) Amounts which are not distributed due to the restrictions of this paragraph shall not be segregated but shall continue to be held in the Fund and updated each Valuation Date pursuant to section D of Article VI until distributed.

     3. The benefits payable to the Beneficiary of a Participant who dies after his termination of Employment shall be determined as follows:

        (a) Any portion of benefits which would have been determined, had the Participant lived, as of a Valuation Date coincident with or preceding the date of his death, shall be determined as of such Valuation Date and shall be paid to the Beneficiary as soon as practicable thereafter;

        (b) Any other portion of benefits shall be determined as of the first Valuation Date following the date of death as of which such benefits can be determined and shall be paid to the Beneficiary as soon as practicable thereafter.

B.   Form of Benefit

     Benefits shall be payable in a lump sum.

C.   Special Rules on Commencement of Benefits

     1. In no event shall a Participant begin to receive his benefits later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

        (a) The  attainment  by  the  Participant  of  Normal Retirement Age;

        (b) The tenth anniversary of the year in which the participant commenced participation;
        (c) The Participant's termination of Employment; or

        (d) The date elected,  as  permitted herein, by the Participant.

If the amount of benefits payable within such 60-day period cannot be determined within such period, then a payment, retroactive to such 60th day, shall be made no later than 60 days after the earliest date on which the amount of such benefits can be determined.

     2. If a distribution of benefits has commenced before the Participant's death, the remaining interest will be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

     3. Any distribution which had not begun before the Participant's death shall comply with the following:

        (a) Any portion of the Participant's account balance not payable to a Beneficiary designated by the Participant will be distributed within five years after such Participant's death.

        (b) Any portion of the Participant's Combined Account balance that is payable to a Beneficiary designated by the Participant will be distributed over the life of such Beneficiary, commencing not later than one year after the Participant's death (or if the Beneficiary is the Participant's Surviving Spouse, commencing not later than the date on which the Participant would have attained age 70 1/2).

D.   Age 70 1/2 Benefit Commencement

     1. Notwithstanding any provision of this Plan to the contrary, a distribution shall begin to a Participant not later than the first of the calendar month following the date on which the Participant attains age 70 1/2.

     2. The distribution to a participant who remains an Employee shall be distributed over a period not exceeding the life expectancy of such Participant or the life expectancy of such participant and a designated Beneficiary. Life expectancy shall be redetermined each year in accordance with procedures established by the Administrative Committee.

     3. If a Participant who is being paid pursuant to this Section terminates Employment, his benefits shall be determined for distribution and paid pursuant to Section A hereof but in no instance less rapidly than required under this Section.

E.   Loan Provisions

     1. The Trustee may, in its sole discretion, effect loans to Participants. Effective January 1, 1995, loans shall be granted subject to the terms and conditions of this Section E and the GATX Logistics, Inc. 401(k) Plan Loan Program (the "Participant Loan Program").

     2. All loans shall:

        (a) be made available to all Participants and Beneficiaries on a reasonably equivalent basis;

        (b) not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries;

        (c) be at a reasonable rate of interest;

        (d) be adequately secured; and

        (e) provide for repayment over a reasonable period of time.

     3. All loans shall be made pursuant to the Participant Loan Program.   The
Trustee shall administer the Participant Loan Program. Such loan program shall be established by the Trustee in writing and must include, but not be limited to, the following:

        (a) a procedure for applying for loans;

        (b) the basis on which loans will be approved or denied;

        (c) limitations, if any, on the types and amounts of loans offered;

        (d) the procedure under the loan program for determining the reasonable rate of interest; and

        (e) events constituting default and the steps that will be taken to preserve plan assets.

F.   In Service Withdrawals

     1. A Participant who has attained age 59 1/2 may elect to withdraw the entire amount of the Participant's Combined Account during the participant's period of Employment. Such election may be made only once every 12 months.

     2. The benefits of a Participant who elects to withdraw during employment shall be the Account Value of the Participant's

Combined Account determined as of the Valuation Date coincident with or next following the date the withdrawal election is received by the Administrative
Committee.    Amounts  credited  to the Participant's Combined Account
subsequent to such Valuation Date shall not be distributed as a result of this particular election.

     3. The benefit shall be paid in a lump sum to the participant as soon as practicable after such valuation Date.

     4. Participants making this election shall continue to be eligible to participate in the Plan on the same basis as any other Employee.

G. Beneficiaries

     1. A participant may designate in writing one or more Beneficiaries to whom amounts due after his death shall be paid. In the event a participant fails to make such a designation, or in the event that no designated Beneficiary survives the participant, any amounts due after his death shall be paid to his Surviving Spouse, or if there is no Surviving Spouse, to the legal representative of his estate. No Beneficiary shall have any right to benefits under the Plan unless he shall survive the participant.

     2. Any designation of a Beneficiary must be filed with the Administrative
Committee in order to be effective.   Any such designation of a Beneficiary may
be revoked by filing a later designation or an instrument of revocation with the Administrative committee.

     3. If a participant has a Surviving Spouse on the date of his death, a beneficiary designation of someone other than the Surviving Spouse shall be effective if, and only if, a Spouse Consent is in effect pursuant to paragraph 4 of this Section. If a participant has a Surviving Spouse on his date of death and no Spouse Consent is in effect, Plan benefits will be paid to the Surviving Spouse, regardless of any other beneficiary designation.

     4. A spouse consent is in effect if the surviving spouse executes and files with the Administrative Committee a consent to the Participant's beneficiary designation acknowledging the effect of such designation and the Surviving Spouse signature is witnessed by a plan representative or a notary public.

H. Special Rules for Participants and Beneficiaries Who Cannot Be Located

     Each participant, or Beneficiary thereof, entitled to benefits under the Plan has the responsibility to advise the Administrative Committee, in writing, of his current address. Any communication, statement, or notice addressed to such person at his latest reported address will be binding on him for all purposes of the plan and neither the Administrative Committee, the Employees or Trustees shall be obligated to search for or ascertain his whereabouts. If the Administrate Committee is unable to locate a Participant or Beneficiary on or after a One Year Break in Service, such participant or Beneficiary's Combined Accounts shall be treated as a forfeiture and shall be used to reduce Employer contributions made pursuant to Section B of

Article V. However, if the participant or beneficiary claims his benefit at a later date prior to the Plan termination, the balance of his Combined Accounts in the amount as of the date forfeited will once again be payable to him. Employer Contributions shall be used to restore such amounts.

I.   Withholding Taxes

     The Trustee may withhold from any payment hereunder any taxes required to be withheld under applicable local, state or federal laws.

J.   Federal Withholding Tax on Distributions

     1. This Section applies to distributions made on or after January 1, 1993.

     2. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Administrate Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement plan specified by the Distributee in a Direct Rollover.

     3. For purposes of this Section, the following definitions shall be used.

        (a) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under IRC Section (a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        (b) Eligible retirement plan: An Eligible Retirement Plan is an individual retirement account described in IRC Section 408(a), an individual retirement annuity described in IRC Section 408(b), an annuity plan described in IRC Section 403(a), or a qualified trust described in IRC Section 401(a),
that accepts the Distributee's Eligible Rollover Distribution.   However,  in
the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

        (c) Distributee: A Distributes includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the Alternate payee under a Qualified Domestic Relations order, as defined in IRC Section
414 (p), are Distributees with regard to the interest of the Spouse or former Spouse.


        (d) Direct Rollover: A Direct Rollover is a payment by the plan to the Eligible

Retirement  Plan  specified by the Distributee.

     (e) If a distribution is one to which IRC Sections 401(a) (11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-1l(c) of the Income Tax Regulations is given, provided that:


         (i) the Plan Administrator clearly informs the Participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (ii) the participant, after receiving the notice, affirmatively elects a distribution.

K.   Forfeitures

     Upon non-vested termination of Employment, the non-vested portion of the Employer Contributions Account of a participant who has terminated Employment snail be forfeited, subject to the provisions of Section L, as of the date of termination. To the extent not utilized to restore other forfeitures pursuant to Sections H or L of this Article, such forfeitures together with forfeitures that arise pursuant to Section H of this Article, shall be allocated pursuant
to Section B of Article VI hereof.   A participant who was 0% vested in his
Employer contributions Account shall be deemed to have received a distribution of his vested portion of such accounts on his date of Employment termination.

L.   Restoration of Forfeitures

     1. If a participant who has forfeited a portion of his Employer Contributions Account resumes Employment prior to the last day of the Plan Year in which he incurs five consecutive One Year breaks in Service, the forfeited portion shall be restored under the following conditions:

     (a) If the vested portion of the Participant's Benefit Accounts has not been distributed, any forfeitures shall be restored to his Benefit Account from which forfeited in the same amount as forfeited as soon as possible following such Reemployment; or

     (b) If the vested portion of the Participant's Benefit Account has been distributed, he shall have the right, while an Employee, to recontribute the full amount distributed to him. His right to recontribute shall terminate after Participant has incurred five consecutive One Year Breaks in Service following the distribution or employed for two years as of his date
of reemployment.   In the event of such recontribution as of the Valuation
Date coincident with or next following such recontribution, the Account Value of his Accounts shall be restored to 100% of their value on the date as which such Participant's benefits were determined for distribution. All recontributions must be in one lump sum.

     2. Forfeiture shall be restored from other forfeitures occurring during the Plan Year of reemployment. To the extent forfeitures are insufficient to make such restoration, it shall be made from the net income of the Fund or from a special contribution from the Participant's Employer.

                                   ARTICLE IV

A. Vesting Percentage

     1. A participant shall be fully vested at all times in the Account Value of his Elective Deferral Account and Rollover Account.

     2. The vesting percentage of a Participant in the Account Value of his Employer Contributions Account shall be 100% if such participant's employment is terminated:

        (a) on or after his 65th birthday; or

        (b) due to death.

3. Subject to the provisions of paragraph 4 of this Section, the vesting percentage of any other participant in the Account value of his Employer contributions Account shall be the percentage determined under the following schedule:


                         Year of            Vesting
                         Vesting            Percentage
                         -----------------  ----------

                         less than 2                0%
                         2 but less than 4         50%
                         4 or more                100%


4. An Employee who was employed by the Employer prior to January 1, 1995 shall be 100% vested in their Employer contribution Account regardless of the Employee's Years of Vesting.

B.   Rules for Crediting Years of Vesting

     Years of Vesting shall be determined under the following rules:

     1. An Employee shall be credited with one Year of Vesting for:

        (a) Any plan year during which an Employee completes at least 1,000 Hours of Service (such Year of Vesting shall be credited as of the last day of the Plan Year or, if earlier, as of the day on which such Employee terminates his Employment);

        (b) The plan Year in which the Employee becomes a participant if

        (i) an Employee's eligibility computation period overlaps two vesting computation periods,

         (ii) such Employee completes at least 1,000 Hours of Service during the eligibility computation period, and

         (iii) such Employee fails to complete at least 1,000 Hours of Service in either of the overlapped vesting computation periods; and

     (c) No credit shall be granted under more than one subparagraph of this Paragraph for the same Year of Vesting.

     2. The Years of Vesting prior to a One Year Break in Service of an Employee with no vested rights to a benefit derived from contributions by the Company (other than Elective Deferral Contributions) shall not be counted if the number of his consecutive One Year Breaks in Service equals or exceeds the greater of five or his number of Years of Vesting (which number of Years of Vesting shall not include any years previously disregarded under this rule) before such period of consecutive One Year Breaks in Service.

     3. The Years of Vesting subsequent to a One Year Break in Service of an Employee who has terminated Employment shall not be counted, on and after the last day of the Plan Year in which he has such five consecutive One Year Breaks in Service, in computing the vesting percentage applicable to the Account Value of his Employer Contributions Account derived from Contributions accrued prior to such One Year Break in Service.

                                   ARTICLE V

                                 Contributions



A.   Participant Contributions

Except as provided in Section C of this Article, Participant contributions shall not be required or permitted.

B.   Employer Contributions

     1. Effective January 1, 1995, with respect to each calendar month, the Employer shall make an Employer Contribution to the Trust which shall be a matching contribution for each Participant eligible for a contribution (as determined in paragraph 3 of this Section) of 100% of the Participant's Elective Deferral Contribution. The Employer shall not make an Employer Contribution for Elective Deferrals in excess of four percent of a Participant's Compensation.

     2. Prior to January 1, 1995, with respect to each calendar quarter, the Employer shall make an Employer Contribution to the Trust which will be a matching contribution for each Participant eligible for a contribution (as determined in paragraph 3 of this Section) of a percentage of the Participant's Base Compensation. For purposes of the Employer Contribution, Base Compensation is Compensation without taking into account amounts paid to the Participant for bereavement days, severance pay, vacation days, personal days or car allowance payments. The amount of a Participant's Employer Contribution shall be determined based on Years of Service as follows:


              Years of Service  % of Members Matching Compensation
              ----------------  ----------------------------------

                   less than 1                                  0%
                             1                                  2%
                             2                                  3%
                     3 or more                                  4%


     3. Effective as of January 1, 1995, a Participant shall receive an Employer Contribution if they were employed by the Company at any time during the calendar year. Between June 30, 1992 and January 1, 1995, Participants shall be eligible for a contribution for a calendar quarter if the Participant is an Employee on the last working day of that calendar quarter. Prior to June 30, 1992, a Participant shall be eligible for a contribution for a calendar quarter if the Participant is an Employee on the last day of that calendar quarter.

     4. Employer Contributions shall be made in cash.

     5. Employer contributions with respect to each Plan Year shall be made no later than the time prescribed by law.

C.   Elective Deferrals

1. A Participant may elect to defer from 1% to 16% (in whole increments) of his Compensation as an Elective Deferral Contribution. Such deferred amount will be contributed to the Plan and allocated to the Elective Deferral Account. No Participant shall be required to make a deferral.

2. A Participant may elect to make or modify an Elective Deferral contribution by submitting a request in a form approved by the Committee by the twentieth day of any calendar month. The effective date of such salary reduction shall be the first day of the first payroll period of the next calendar month.

3. Except in compliance with loan provisions contained in Section E of Article III, amounts attributable to Elective Deferral Contributions may not be distributed to the Participant earlier than upon one of the following events:

     (a) the Employee's retirement, death, disability or separation from Service;

     (b) the termination of the Plan without establishment or maintenance of another Defined Contribution Plan, other than an ESOP or SEP;

     (c) the Employee's attainment of age 59 1/2;

     (d) the sale or other disposition by a corporation to an unrelated corporation of substantially all of the assets used in the trade or business, but only with respect to Employees who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; and

     (e) the sale or other disposition by a corporation of its interest in a subsidiary to unrelated entity but only with respect to Employees who continue employment with a subsidiary and the acquiring entity does not maintain the plan after the disposition.

     Paragraphs (d) and (e) apply only if the transferor corporation continues to maintain the plan.

     4. Notwithstanding any other provision of this Plan, the Administrative Committee, shall at the commencement of each Plan Year determine the maximum percentage of Compensation a Highly Compensated Employee may contribute to the Plan as an Elective Deferral Contribution if the Administrative Committee believes such action will assist in the Plan's compliance with the paragraph 1 of Section D and/or paragraph 1 of Section E of this Article.

Article.

D. Limitations on Elective Deferral Contributions

1. Average Actual Deferral Percentage Limitation.

     (a) The Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

     (b) The  Average  Actual  Deferral  Percentage   for Participants who are
Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Eligible Employees who are Non highly Compensated Employees by more than two percentage points. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar years shall be treated as a single arrangement.

     (c) For purposes of this Article, the following definitions shall be used:

     (i) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage), of Elective Deferral Contributions on behalf of the Eligible Employee for the Plan Year to the Eligible Employee's Compensation for the Plan Year.

     (ii) "Average Actual  Deferral Percentage"  shall mean the average
(expressed as a percentage)  of the individual   Actual   Deferral
Percentages   of   the Participants in a group.

     (iii) "Excess Contributions" shall mean, with respect to a Plan Year, the excess of the Elective Deferral Contributions on behalf of eligible Highly
Compensated Employees for the Plan Year over the maximum amount   of   such
contributions permitted under Subparagraph 1(a) and (b), and reduced as to a Highly Compensated Employee in the manner described in Subparagraph 2.

     (d) Operating rules for Average Actual Deferral Percentage limitations.

     (i) If the Average Actual Deferral Percentage exceeds the limitation of Subparagraph 1(a) and (b), the Employer shall cause Excess Contributions and income, gains and losses allocable thereto to be distributed by the close of the Plan Year following the Plan Year in which Excess Contribution arose. If such excess amounts are distributed more than two and one-half months after the last day of the Plan Year in which such excess amounts arose, a ten percent

(10%) excise tax will be imposed on the Employer. A corrective distribution of Excess Contributions and income, gains and losses allocable thereto shall be made without regard to any notice or consent otherwise required under the Plan. Any distribution under this Subparagraph 1(d) of less than the entire Excess Contribution and income, gains and loss allocable thereto shall be treated as a pro rata distribution of Excess Contributions and income, gains and losses allocable thereto. In no event shall Excess Contributions for a Plan Year remain unallocated or be allocated to a suspense account for allocation to one or more Employees in any future Plan Year.

     (ii) The Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions allocated to his account under two more plans or arrangements described in IRC Section 401(k) that are maintained by the Participating Employer or an Affiliate shall be determined as if all such Elective Deferral Contributions were made under a single arrangement.

     (iii) For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the Elective Deferral Contributions and Compensation of such Participant shall include the Elective Deferral Contributions and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage
for  Participants   who  are  Non-Highly Compensated Employees.

     (iv) In the event that this Plan satisfies the requirements of IRC Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such IRC sections only if aggregated with this Plan, then this Section shall be applied by determining the Average Actual Deferral Percentage of Employees as if all
such plans were a single plan.   For Plan Years beginning after December 31,
1989, plans may be aggregated in order to satisfy IRC Section 401(k) only if they have the same Plan Year.

     (v) For purposes of determining the Actual Deferral Percentage of a Participant who is a five percent (5%) owner or one of the ten most Highly Compensated Employees, the Elective Deferral Contributions and Compensation of such Participant shall include the Elective Deferral Contributions and Compensation for the Plan Year of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

     (vi) For purposes of determining the Average Actual Deferral    Percentage
test,    Elective    Deferral Contributions must be made before the last day
of the twelve-month period immediately following the Plan Year to which such contributions relate.

     (vii) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Actual Deferral Percentage test and the amount of Elective Deferral Contributions used in such test.

     (viii) The determination and treatment of the Elective Deferral Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

2. Excess Contributions Limitation

     (a) The amount of Excess Contributions for a Highly Compensated Employee for a Plan Year is to be determined under the following method, under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced to the extent required to equal the lesser of the amount which:

     (i) enables the Plan to satisfy the Average Actual Deferral Percentage described in Subparagraph 1(a) and (b), or

     (ii) causes such Highly Compensated Employee's Actual Deferral Percentage to equal the percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage.

This reduction process shall be repeated until the Plan satisfies the Average Actual Deferral Percentage described in Subparagraph 1(a) or (b). For each Highly Compensated Employee, the amount of Excess Contributions is equal to
the  Elective  Deferral Contributions   minus the amount determined by
multiplying the Employee's Actual Deferral Percentage (determined after application of Subparagraph 1(d) by his Compensation used in determining such
percentage.   In determining the amount of Excess Contributions under this method, Actual Deferral Percentages shall be rounded to the nearest 100th of 1% of the Employee's Compensation. The Actual Deferral Percentage of an Eligible
Employee who makes no Deferral Contribution is zero.   In no case shall the
amount of Excess Contributions for a Plan Year with respect to any Highly Compensated Employee exceed the amount of Elective Deferral Contributions made on behalf of such Highly Compensated Employee for such Plan year.

     (b) The income, gains and losses allocable to Excess Contributions for purposes of Subparagraph 1(a) and (b) is equal to the sum of the allocable gain or loss for the Plan Year described in clause (i) below, and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution described in clause (ii) below. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

     (i) The income, gains and losses allocable to Excess Contributions for the Plan Year is determined by multiplying the income for the Plan Year allocable to Elective Deferral Contributions and amounts treated as Elective
Deferral Contributions by a fraction.   The numerator of the fraction is the
Excess Contribution by the Employee for the Plan Year. The denominator of the fraction is the total Account Balance of the Employee attributable to Elective Deferral Contributions and amounts treated as Elective Deferral Contributions as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

     (ii) The income, gains and losses allocable to Excess Contributions for the period between the end of the Plan Year and the distribution date is equal to 10% of the income allocable to Excess Contributions for the Plan Year (as calculated under clause (i) above) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months that have elapsed, a distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such fifteenth day will be treated as having been made on the first day of the next month.

(c) Coordination of Excess Contributions with Distribution of Excess Deferrals.

     (i) The amount of Excess Contributions to be distributed under Subparagraph 1(d) with respect to a Highly Compensated Employee for a Plan Year shall be reduced by an Excess Deferrals previously distributed in accordance with Subparagraph 3(a) to such Participant for the Participant's taxable year ending with or within such Plan Year.

     (ii) The amount of Excess Deferrals that may be distributed under Subparagraph 3 with respect to an Employee for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such
Employee for the Plan Year beginning with or within such taxable year.   In the
event of a reduction under this clause (ii), the amount of Excess Deferrals included in the gross income of the Employee and the amount of Excess Deferrals reported by the Employer as includable in the gross income of the Employee shall be reduced by the amount of the reduction under this clause (ii).

     (d) The   determination   and   correction   of   Excess Contributions  of
a Highly Compensated Employee and his Family Members shall be calculated by reducing the Actual Deferral Percentage as required under paragraph (a) of this section and allocating the Excess Contributions for the Family Members among the Family Members in proportion to the contribution of each Family Member that is combined to determine the Actual Deferral Percentage.

3. Excess Deferrals

     (a) No Participant shall be permitted to have contributions made pursuant to Section C in excess of $7,000 (as adjusted for the cost of living by the Secretary of the Treasury) per calendar year. Notwithstanding any other provisions of this Plan, the following shall apply:

     (i) Excess Deferral Amounts and income allocable thereto shall be distributed no later than each April 15 to Participants who claim such Excess Deferral Amounts for the preceding calendar year in accordance with the procedures of this Subparagraph 3(a).

     (ii) "Excess Deferral Amount" shall mean the amount of deferrals under Section C for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in clause (iii), below.

     (iii) The Participant's claim for a distribution of an Excess Deferral Amount shall be in writing, shall be submitted to the Administrative Committee no later than April 15; shall specify the Participant's Excess Deferral Amount for the preceding Plan Year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in IRC Section 401(k), 408(k) or 403(b), exceeds the limit imposed on the Participant by IRC Section 402(g) for the year in which the deferral occurred.

     (iv) Income Allocable to Excess Deferrals Amounts.

     (A) The Excess Deferral Amounts distributed to a Participant with respect to a calendar year shall be adjusted for income, gains and losses. The income, gains and losses allocable to the Excess Deferral Amount is equal to the sum of the allocable gain or loss for the taxable year of the individual as described in subclause (B) below and the allocable gain or loss for the period between the end of the taxable year and the date of distribution as described in subclause (C) below. Income includes all earnings and appreciation, including such items as interest, dividends, rents, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts, and other property without regard to whether such appreciation has been realized.

     (B) The gain or loss allocable to Excess Deferral Amount for the taxable year of the individual is determined by multiplying the income for the taxable year of the individual allocable to Elective Deferrals by a fraction. The numerator of the fraction is the Excess Deferral Amount made by the Employee for the taxable year. The denominator of the fraction is the total account balance of the Employee attributable to Elective Deferrals as of the end of the taxable year, reduced by the gain allocable to such total amount for the taxable year and increased by the loss allocable to such total amount for the taxable year.

     (C) The gain or loss allocable to the Excess Deferral Amount for the period between the end of the taxable year and the date of distribution is equal to 10% of the income allocable to Excess Deferral Amounts for the taxable year (as calculated under subclause (B) above) multiplied by the number of calendar months that have elapsed since the end of the taxable year. For purposes of determining the number of calendar months that have elapsed, a distribution occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such 15th day will be treated as having been made on the 1st day of the next subsequent month.

     (v) Coordination with Excess Contributions. The Excess Deferral Amount which may be distributed under Subparagraph 3 with respect to an Employee for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Employee for the Plan Year beginning with or within such taxable year. In the event of a reduction under this Subparagraph 3, the amount or Excess Contributions included in the gross income of the Employee and reported by the Employer as a distribution of Excess Contributions shall be reduced by the amount of the reduction under this Subparagraph 3. In no case may an Employee receive from the Plan as a corrective distribution for a taxable year under Subparagraph 3 an amount in excess of the individual's total Elective Deferrals under the Plan for the taxable year.

     E.   Limitations on Employer Contributions

1. Average Contribution Percentage Limitation

     (a) The Average Contribution Percentage for eligible employees who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for eligible employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

     (b) The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for eligible Employees who are Non-Highly
Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for eligible Employees who are Highly Compensated Employees does not exceed the Average Contribution Percentage for eligible Employees or Non-Highly Compensated Employees by more than two percentage points. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangement ending with or within the same calendar years should be treated a single arrangement.

     (c) For purposes of this Article, the following definitions shall be used:

     (i) Average Contribution Percentage shall mean the ratio (expressed as a percentage) of Employer Contributions on behalf of the Eligible Employee of the Plan Year and forfeitures allocated on the basis of Elective Contributions to the Eligible Employee's Compensation for the Plan Year.

     (ii) Average Actual Contribution Percentage shall mean the average (expressed as a percentage of the individual Average Contribution Percentages) of the Participants in a group.

     (iii) Excess Employer Contribution shall mean, with respect to a Plan Year, the excess of the Employer Contributions on behalf of an eligible Highly Compensated Employee for the Plan Year over the maximum amount of such contributions permitted under subparagraph 1(a) or (b) and reduced as to Highly Compensated Employee in the manner described in subparagraph 2.

(d) Operating rules  for Average Actual Contribution Percentage limitations:

     (i) If the Average Contribution percentage exceeds the limitation of subparagraph 1(a) or 1(b), the Employer shall cause the Excess Employer Contribution and income, gains and losses allocable thereto to be forfeited, if forfeitable and if not forfeitable, distributed by the close of the Plan Year following the Plan Year in which Excess Employer Contribution arose. If such excess amounts are distributed more than two and one-half months after the last date of the Plan Year in which excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer. A corrective distribution of Excess Employer Contribution and income, gains and losses allocable thereto shall be made without regard to any notice and consent requirements otherwise required under the Plan. Any distribution under this subparagraph of less than the entire Excess Employer Contribution and income, gains and losses allocable thereto shall be treated as a pro rata distribution of Excess Employer Contribution and income, gains, losses allocable thereto. In no event shall Excess Employer Contribution remain unallocated or be allocated to a suspense account for allocation to one or more Employees in any future Plan Year.

     (ii) The Average Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employer contributions allocated to his account under two or more plans or arrangements described in IRC Section 401(k) that are maintained by the participating Employer or an Affiliate shall be determined as if such Employer Contributions were made under a single arrangement.

     (iii) For purposes of determining the Average Contribution Percentage of a Participant who is a Highly Compensated Employee, the Employer Contributions and Compensation of such Participant shall include the Employer Contribution and Compensation of Family Members, and such Family Members shall be disregarded in determining the Average Contribution Percentage for Participants who are Non-Highly Compensated Employees.

     (iv) For purposes of determining the Average Contribution Percentage of a Participant who is a five percent (5%) owner or one of the ten most Highly Compensated Employees, the Contribution Percentage amounts and compensation of such Participants shall include the Contribution Percentage amounts and Compensation of Family Members, and such Family Member shall be disregarded in determining the Contribution Percentage for Participants who are Non-Highly compensated Employees and who are Highly Compensated Employees.

     (v) For purposes of determining the Average Contribution Percentage, Employer contributions will be considered made for Plan Year if they are made no later than the last day prescribed by the code and Regulations for making such contributions.

     (vi) The Employer shall maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test and the amount of Employer contributions used in such test period.

     (vii) Determination and treatment of the Average Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (viii) In the event that this Plan satisfies the requirements of IRC
Section 401(m), 401(a) and 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such IRC sections on if aggregated with this Plan, then this section shall be applied by determining the Average Contribution Percentages of eligible Participants as if such plans were a single plan. For Plan Years beginning after December 1, 1989, plans may be aggregated in order to satisfy IRC Section 401(m) and only if they have the same Plan Year.

2. Excess Employer Contribution Limitation

     (a) The amount of Excess Employer Contribution for a Highly Compensated Employee for a Plan Year is to be determined under the following method, under which the Average Contribution Percentage of the Highly Compensated Employee with the highest Average Contribution Percentage is reduced to the extent required to equal the lesser of the amount which:

     (i) enables the Plan to satisfy the Average Actual Contribution percentage described in subparagraph 1(a) or 1(b); or

     (ii) causes such Highly Compensated Employees Average Contribution Percentage to equal the percentage of the Highly Compensated Employee with the next highest Average Contribution Percentage.

     This reduction process shall be repeated until the Plan satisfies the Average Actual Contribution Percentage described in subparagraph 1(a) or (b). For each Highly Compensated Employee, the amount of Excess Employer Contribution is equal to the Employer Contributions minus the amount determined by multiplying the Employee's Average Contribution Percentage (determined after application of subparagraph 1(d)) by his Compensation used in determining such percentage. In determining the amount of Excess Employer Contribution under this method, Average Contribution Percentages shall be rounded to the nearest 100th of 1% of the Employee's compensation. In no case shall the amount of Excess Employer Contribution for Plan Year with respect to any Highly Compensated Employee exceed the amount of Employer Contributions made on behalf of such Highly Compensated Employee.

     (b) The income, gains and losses allocable to Excess Employer Contributions for purposes of subparagraph 1(a) and (b) is equal to the sum of the allocable gain or loss for the Plan Year described in clause (i) below, and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution described in clause (ii) below. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

     (i) The income, gains and losses allocable to Excess Employer Contributions for the Plan Year is determined by multiplying the income for the Plan Year allocable to Employer Contributions and amounts treated as Employer Contributions by a fraction. The numerator of the fraction is the Excess Employer Contribution for the Employee for the Plan Year. The denominator of the fraction is the total account balance of the Employee attributable to Employer Contributions and amounts treated as Employer Contributions as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

     (ii) The income, gains and losses allocable to Excess Employer Contributions for the period between the end of the Plan Year and the distribution date is equal to 10% of the income allocable to Excess Employer Contributions for the Plan Year (as calculated under clause (i) above) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months that have elapsed, a distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such fifteenth day will be treated as having been made on the first day of the next month.

     (a) The determination and correction of Excess Employer Contributions of a Highly Compensated Employee and his Family Members shall be calculated by reducing the Average Contribution Percentage as required under paragraph (a) of this section and allocating the Excess Employer Contribution for the Family Members among the Family Members in proportion to the Contribution of each Family Member that is combined to determine the Actual Contribution percentage.

F.   Multiple Use of Limitation

     1. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the Average Contribution Percentage test maintained by the Employer and the sum of the Actual Deferral percentage and the Average Contributions Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution percentage of those Highly Compensated Employees who are also participating in a cash or deferred arrangement shall be reduced (beginning with such Highly Compensated Employee whose Average Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employees Average Contribution Percentage amount is reduced shall be treated as an Excess Aggregate Contribution. Average Deferral Percentage and the Actual Contribution percentage of the Highly Compensated Employee shall be determined after any correction required to meet the Actual Deferral Percentage and the Average Percentage Contribution test. Multiple use does not occur if either the Average Actual Deferral Percentage or the Average Actual Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Average Actual Deferral Percentage and the

Average Actual Contribution percentage of the Non-Highly Compensated Employees.

     2. For purposes Article, the following definitions shall be used:

     (a) Aggregate Limit shall mean the sum (i) 125 percent of the greater of the Average Actual Deferral Percentages of the Non-Highly Compensated Employees for the Plan Year or the Average Actual Contribution percentages of the Non-Highly Compensated Employees under the Plan subject to IRC Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement, and (ii) the lesser of 200% or two plus the lesser of such Average Actual Percentage or Average Actual Contribution Percentage. "Lesser" shall be substituted for "greater" in (i) above and "greater" shall be substituted for "lesser" after "two plus the" in (ii) above if it would result in a larger Aggregate Limit.

     (b) Excess Aggregate Contribution shall mean with respect to any Plan Year, the excess of (i) the aggregate Contribution percentage amounts taken into account and computing the numerator of the Contribution percentage actually made on behalf of a Highly Compensated Employee for such Plan Year, over (ii) the maximum Contribution percentage amounts permitted by the Average Contribution Percentage test (determined by reducing Contributions made on behalf of Highly Compensated Employees in order of their Contribution percentages beginning with the highest of such percentages). Such determinations shall be made after first determining Excess Contributions pursuant to subparagraph D.2 and Excess Employer Contributions pursuant to paragraph E.2.

     3. Excess Aggregate Contributions plus any income and minus any loss allocated thereto shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to the accounts of those Participants to which such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to participants who are subject to the Family Member aggregation rules of IRC
Section  4l4(q) (6) in the same manner prescribed by regulations under Code
Section 414(q). If such Excess Aggregate Contributions are distributed more than two and one-half months after the last day of the Plan Year in which such amounts arose, a ten percent (10%) excise tax shall be imposed on the Employer on the maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

     4. (a) Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the sum of: (1) income or loss allocable to the participant's Employer Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such participant's Excess Aggregate Contributions for the year and the denominator is the participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.

     (b) Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Employer Contribution Account.

                                   ARTICLE VI

                            Accounts and Allocations

A.   Accounts

1. Each Participant shall have an Employer Contributions Account to which his share of Employer Contributions shall be allocated.

2. Each Participant shall have an Elective Deferral Account to which his Elective Deferrals shall be allocated.

3. Each Participant shall have a Rollover Account to which his Rollover Contributions are made.

B.   Allocation of Contributions

1. As of the last day of each calendar month, the Employer contribution for such calendar month shall be allocated to the Employer Contributions Accounts of all Participants eligible for such Contributions pursuant to Section B of
Article V:

2. The Employer Contribution shall be allocated to each Participant eligible for a contribution as determined pursuant to Section B of Article V.

3. Effective January 1, 1993, or such later year as set forth in final Treasury regulations, if after the allocation under Paragraph 2 above for the Valuation Date for the last Valuation Period of the Plan Year the Plan fails to meet the requirements of IRC Section 410(b) and the regulations thereunder because Employer contributions have not been allocated to a sufficient number of Participants who:

     (a) are not employed on the last day of the Plan Year, and

     (b) were ineligible for a contribution for any portion of the Plan Year because they failed to meet the requirement of subparagraph 2 of Section B
Article V on any Valuation Date during the Plan Year shall be entitled to receive a Contribution based upon the following rule. The Participant with the greatest number of Hours of Service during the Plan Year shall receive an Employer contribution determined under paragraph 1 of Section B, Article V. If after this allocation, the Plan still fails to meet IRC Section 410(b) or the regulations thereunder, the Participant with the second greatest number of Hours of Service in the Plan Year shall be entitled to an Employer Contribution determined under paragraph 1 of Section B, Article V, based upon the same rules outlined for the Participant with the greatest number of Hours of Service.
This process shall continue until the Plan satisfies the requirements of IRC
Section 410(b) and the regulations thereunder.

C.   Allocation of Elective Deferral

     The amount by which a Participant's Compensation is reduced and deferred under Section C of Article V shall be treated as an Elective Deferral Contribution and allocated to that Participant's Elective Deferral Account.

D.   Valuation of Accounts

     1. As of each Valuation Date the Trust shall be valued at fair market value.

     2. The Administrative Committee shall allocate earnings and losses to each Participant's accounts as follows:

     (a) First, a determination shall be made of the investment gain or loss for the Fund for the Valuation Period, considering unrealized, as well as realized, gains or losses. The investment gain or loss shall be determined by comparing -

         (i) a total of all the Participants' Accounts as of the beginning of the Valuation Period with

         (ii) the fair market value of all of the Fund's assets (except to the extent attributable to any unallocated suspense account provided for under the
Plan) at the Valuation Date, but after such value has been increased by the total amount distributed to date during the Valuation Period and reduced by any contributions which were received during the Valuation Period and reduced by any contributions which were received during such Valuation Period.

     (b) The gain or loss shall be allocated among the Participants' Combined Accounts of those persons who had an account balance at the Valuation Date, and such allocation shall be in the proportion that

         (i) the Account Value of each such Participant as of the beginning of the valuation period, less any distribution made from the Combined Account during the valuation period, plus one-half sum of the total Elective Deferrals and Employer contributions made to the Accounts during the Valuation Period, bears to

         (ii) the total of the Account Value of all such Participants as of the beginning of the valuation period, less the sum of any amounts distributed from such accounts during the Valuation Period plus one-half the sum of the total Elective Deferrals and Employer contributions made to the accounts during the Valuation Period.

E. Limitations on Allocations

     1. If a Participant's Annual Additions in any Limitation Year exceeds the lesser:

     (a) $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in IRC Section 415(b)(1), as in effect for the Limitation Year; or

     (b) 25 percent of the Limitation Compensation of the participant for such Limitation Year, then such additional shall be reduced to am amount not in excess of the above limitations by making the adjustments with respect to such Limitation Year, to the extent necessary.

     2. (a) If in any Plan Year, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or under other limited facts and circumstances which, in accordance with Regulation Section 1.415-6(b)(6) justify the use of this paragraph, a Participant's Annual Addition exceeds the limitation determined under paragraph I of this Section, such excess shall not be allocated to the Participant's accounts in any Defined Contribution Plan but shall be handled in the following manner and order until such excess is eliminated--


                 (i) contributions made pursuant to Article IV, Section C, shall be distributed to the Participant to the extent that such distribution will reduce the excess amounts in the Participant's account. Contributions returned under this provision shall be disregarded for purposes of inc Section 402(g), 401(k)(3) or 40l(m)(2).

                 (ii) his portion of the allocation of Employer Contributions, or any part thereof, shall be placed on a suspense account and allocated to the Employer Contributions Accounts of other Participants who are not initially affected by the limitation determined under paragraph 1 above, respectively, until the limitations of this section are reached with respect to each Participant.

                 (iii) if, after such allocation, such excess is still not thereby completely eliminated, the amount of such excess shall be placed in a suspense account (with earnings on such amount) which shall be allocated in the next Limitation Year until the limitations of this section are reached, and in each subsequent Limitation Year until no amount of such excess remains unallocated; such excess unallocated amount shall be released from the suspense account on a first-in-first-out basis.

                 (iv) allocations from the suspense account in existence from prior Limitation Years shall be allocated or reallocated to Participants' accounts, subject to the limitations described in paragraph 1, before any further Employer contributions or Elective Deferral Contributions may be made to the Plan;

           (b) All allocations under this paragraph shall be made on the basis described in this Article either for the current Limitation Year or, if applicable, for the Limitation Year in which such amount is released from the suspense account.

           (c) The above reductions shall be applied to this Plan first, and thereafter to any other Defined Contribution Plan.

     3. In addition to the limitations of paragraph 1 of this section, if a Participant has participation in any Defined Benefit Plan at any time and the sum of the Participant's defined benefit fraction (determined pursuant to IRC
Section 4l5(e)(2)) and defined contribution fraction (determined pursuant to IRC Section 4l5(e)(3)) would exceed 1.0, then the reductions provided in such Defined Benefit Plan shall be made. For purposes of this paragraph, "1.0" shall be substituted for "1.25" in IRC Sections 415(e)(2)(b) and (3)(B) for purposes of determining the Participant's defined benefit fraction and defined contribution fraction, respectively.

     4. The amount of contributions which may not be allocated to the Employer Contributions Account, a particular Participant because of the limitations of this Section, shall be reallocated in accordance with Section B of this Article, to all other participants eligible for the Employer Contributions. If all Participant's Annual Additions are in excess of this Section's limits, the amount of contributions which may not be allocated will be held in a special account and reallocated the next Plan Year.

                                 ARTICLE VII
                                 Fiduciaries
A. Named Fiduciaries

     The Administrative Committee shall be the Named Fiduciary of the Plan with authority to control and manage the operation and administration of the Plan, to manage and control Plan assets and to select the Trustee, the Investment Funds and the Investment Manager. The Administrative Committee shall also be the "Administrator" and the "Plan Administrator" with respect to the Plan, as those terms are defined in ERISA Section 3(16) (A) and in IRC Section 414(g), respectively. The Board shall be the Named Fiduciary with its sole fiduciary responsibility to name the members of the Administrative Committee.

B. Employment of Advisors

     A Named Fiduciary, and any fiduciary named by a Named Fiduciary, may employ one or more persons to render advice with regard to any responsibility of such Named Fiduciary or fiduciary under the Plan.

C. Multiple Fiduciary Capacities

     Any Named Fiduciary and any other fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

D. Indemnification

     To the extent not prohibited by state or federal law, the company and Affiliates shall indemnify and save harmless any Named Fiduciary or any employee or director of the company or an Affiliate, from all claims for liability, loss or damage (including payment of expenses in connection with defense against any such claim) which result from any exercise or failure to exercise any responsibilities with respect to the Plan, other than willful misconduct or willful failure to act.

                                  ARTICLE VIII

                              Plan Administration


A.   The Administrative Committee

1. The Board shall appoint a committee to be known as the "Administrative Committee" whose members shall serve at the pleasure of the Board.

2. All of the reasonable expenses of the Administrative Committee shall be paid from the Trust unless paid by an Employer. Directors or Employees of the Company or an Affiliate shall receive no compensation for their services rendered to or as members of the Administrative Committee if such directors or Employees receive compensation as full time Employees or directors of the Company or an Affiliate. Any other member of the Administrative Committee may receive compensation for services as a member, to be paid from the Trust to the extent not paid by the Employers.

3. The Administrative Committee shall act at a meeting by a majority of its members at the time in office who are eligible to vote on any particular matter. Alternatively, the Administrative Committee may act by unanimous written consent. The Administrative Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Administrative Committee shall deliver to such interested person a written revocation of such authorization.

4. A member of the Administrative Committee who is also a Participant shall not vote or act upon any matter relating specifically to himself.

B.   Powers, Duties, etc. of the Administrative Committee

1. The Administrative Committee shall have the power and discretion to construe the Plan, including, but not limited to, determining who is eligible to participate and the amount of a Participant's benefits, and to determine all questions of fact that may arise thereunder, and any such construction or determination shall be conclusively binding upon all persons interested in the Plan. The Administrative Committee shall establish and carry out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA.

2. Subject to the terms of the Plan, the Administrative Committee shall determine the time and manner in which all elections authorized by the Plan shall be made or revoked.

3. All applications of the Funds for purposes of payment of benefits or expenses of the Plan shall be made by the Trustee only at the direction of the Administrative Committee.

4. The Administrative committee shall have power to make and deal with any investment of the Trust in any manner consistent with the Plan which it deems advisable.

5. The Administrative Committee shall have all the rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan.

6. The Administrative Committee shall exercise all of its responsibilities hereunder in a uniform and nondiscriminatory manner.

C. Investment Managers

The Administrative Committee may, by an instrument in writing, appoint one or more persons (each of whom is hereinafter referred to as an "Investment Manager"), as adviser to the Administrative Committee in respect of investments and may, subject to any restrictions upon investment imposed upon the Administrative Committee by any regulation of the Treasury Department relating to the qualified status of the Trust as tax exempt, or by ERISA, delegate to an Investment Manager from time to time the power to manage, acquire and dispose of or to direct the Trustee to manage, acquire and dispose of any Plan assets. Each person so appointed shall be an Investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company qualified to manage, acquire, or dispose of
any asset of the Plan under the laws of more than one state.   Each Investment
Manager shall acknowledge in writing that it is a fiduciary with respect to the Plan. Such appointment and delegation shall be upon such terms and conditions as the Administrative Committee shall approve, and the Administrative Committee may enter into an agreement with each Investment Manager specifying the duties and compensation of such Investment Manager and the other terms and conditions under which such Investment Manager shall be retained. The Administrative committee shall not be liable for any act or omission of any Investment Manager, and shall not be liable for following the advice of any Investment Manager, with respect to any duties delegated to any Investment Manager. The Administrative Committee may, at any time, terminate the appointment of any Investment Manager.

D. The Trustee

The Administrative Committee shall, by an instrument in writing, appoint one or more individuals (including members of the Administrative Committee) or entities (each of whom is hereinafter referred to as a "Trustee") to serve as trustee of all or a portion of the Trust. Each Trustee shall be subject to direction by the Administrative Committee or an Investment Manager and shall have no discretion with respect to management and control of Plan assets, except to the extent that the instrument appointing such Trustee provides that such Trustee shall have power to manage and control Plan assets. Each Trustee shall accept its appointment by an instrument in writing. The
Administrative Committee shall enter into an Agreement with each Trustee specifying the duties and compensation of such Trustee and the other terms and conditions under which such Trustee shall serve. The Administrative Committee shall not be liable for any act or omission of any Trustee with respect to any duties delegated to any Trustee.

E. Compensation

     Each Investment Manager and Trustee shall be paid such reasonable compensation, in addition to their expense, as shall from time to time be agreed upon by the Administrative Committee and each Investment Manager or Trustee, as the case may be. No individual who receives compensation as a full-time employee of the Company or an Affiliate may receive compensation, other than reimbursement for reasonable expenses, as an Investment Manager or Trustee.

F. Delegation of Responsibility

     The Administrative Committee may designate persons, including persons other than Named Fiduciaries, to carry out the responsibilities of the Administrative Committee provided for hereunder. The Administrative Committee shall not be liable for any act or omission of a person so designated.

G. Claims Procedure

   1. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing within a reasonable period of time after receipt of the claim by the Plan (not to exceed 90 days after receipt of the claim, or if special circumstances require an extension of time, written notice of the extension shall be furnished to the claimant and an additional 90 days will be considered reasonable) by registered or certified mail of such denial, written in a manner calculated to be understood by the claimant, setting forth the following information:

                       (a) the specific reasons for such denial;

                       (b) specific reference to pertinent Plan provisions on
                  which the denial is based;

                       (c) a  description  of  any  additional  material  or
                  information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                       (d) an  explanation  of  the  Plan's  claim  review
                  procedure.

   2. The claimant also shall be advised that he or his duly authorized representative may request a review by the Administrative Committee of the decision denying the claim by filing with the Administrative Committee, within 60 days after such notice has been received by the claimant, a written request for such review, and that he may review pertinent documents, and submit issues and comments in writing within the same 60-day period. If such request is so filed, such review shall be made by the Administrative committee within 60 days after receipt of such request, unless special circumstances require an extension of time for processing, in which case the claimant shall be so notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

     3. The claimant shall be given written notice of the decision resulting from such review, which notice shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE IX

                              Investment Funds and
                             Investment of Accounts


A.   Investment Funds

     The Administrative Committee may, in its sole discretion, designate investment Funds for the investment of all Plan accounts.

B.   Investment of Accounts

     1.   If the Administrative Committee designates Investment Funds:

          (a) Each Participant shall elect, according to rules prescribed by the Administrative Committee, from among the Investment Funds the manner in which his accounts shall be invested. If a participant fails to make an investment election, the entire amount of his accounts shall be invested in accordance with procedures established by the Administrative Committee.

          (b) If an investment Fund which was previously available is discontinued by the Administrative Committee, each Participant who has a part of his accounts invested in such Investment Fund shall make a new selection, effective as of such date as the Administrative Committee may prescribe. If a Participant fails to make such selection, amounts invested in the discontinued Investment Fund shall be invested in accordance with procedures established by the Administrative Committee.

     2. All election methods and time periods shall be established pursuant to procedures established by the Administrative Committee in its sole discretion.

C.   Fiduciary Liability

     The company, each Affiliate, any Named Fiduciary and any Employee of the company or an Affiliate shall not be liable for any loss, or for any reason which results from a Participant's selection of, or failure to select, any Investment Fund.

                                   ARTICLE X

                                   Amendment

     The Board shall have the right at any time to amend the Plan in whole or in part, by a Resolution properly executed in accordance with the state law governing the Plan or by written amendment, effective retroactively or otherwise, provided, however, that no amendment shall:

     1. authorize any part of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries (excepting only such amounts as may revert to or become the property of the Company or a Participating Affiliate as provided in Section A of Article XIII hereof);

     2. decrease the accrued benefits of any Participant or his Beneficiary under the Plan (excepting only such amounts as may revert to or become the property of the Company or a Participating Affiliate as provided in Section A of Article XIII hereof);

     3. reduce the vesting percentage of any Participant;

     4. change the vesting schedule, unless each Participant having not less than three Years of Service is permitted to elect, within a reasonable period specified by the Administrative Committee after the adoption of such amendment, to have his vesting percentage computed without regard to such amendment; or

     5. eliminate an optional form of benefit within the meaning of IRC Section 411(d)(6).

                                   ARTICLE XI

                        Discontinuance of Contributions
                          and Termination of the Plan


A.   Right of the Company to Terminate the Plan or Discontinue Contributions

     The Company has established the Plan as a permanent plan with the bona fide intention and expectation that from year to year it will be able to and will deem it advisable to continue it in effect and to make contributions as
herein provided.   However,  the company, acting through its Board in a
resolution properly executed in accordance with the state law governing the Plan or by written amendment, reserves the right to terminate the Plan at any time.

B. Determination of Date of Complete or Partial Termination or Complete Discontinuance of Contributions

     The date of complete or partial termination of the Plan, or complete discontinuance of contributions under the Plan, shall be established by the Administrative committee in accordance with the directions of the Board (if then in existence) and in accordance with applicable law.

C. Effect of Complete or Partial Termination or Complete Discontinuance of Contributions

     1.   As of the date of partial termination of the Plan:

          (a) The accrued benefit of each affected Participant shall be nonforfeitable; and

          (b) no further contributions or allocations of forfeitures shall be made after such date with respect to each affected Participant.

     2. As of the date of complete termination of the Plan, or the complete discontinuance of contributions under the Plan:

          (a) the accrued benefit of each Participant who is affected on the date of such complete termination of the Plan or such complete discontinuance of contributions under the Plan shall be nonforfeitable;

          (b) no further contributions or allocations of forfeiture shall be made after such date; and

          (c) no Employee shall become a Participant after such date.

     3. All of the other provisions of the Plan shall remain in effect unless otherwise amended.

                                  ARTICLE XII

                            Miscellaneous Provisions

A.   Exclusive Benefit of Participants

     All contributions made by an Employer are conditional upon qualification of the Plan under IRC Section 401 (a) and upon deductibility under IRC Section
404. Notwithstanding anything in the Plan to the contrary, it shall be prohibited at any time for any part of the Fund (other than such part as is required to pay taxes and administration expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries, except that upon the direction of the Administrative Committee
(a) any contribution made by an Employer by a mistake of fact shall be returned to an Employer within one year after the payment of the contribution; (b) any contribution shall be returned to the Employer within one year after the denial of initial qualification of the Plan under IRC Section 401(a), if the application for initial qualification determination is filed by the due date of the Employer's return for the taxable year in which the Plan is adopted; (c) any contribution shall be returned to the extent disallowed as a deduction under IRC Section 404 within one year after the disallowance of the deduction; and (d) any contribution which would otherwise be an excess contribution (as defined in Code Section 4979(c)) may be returned to the extent necessary as a correcting distribution to avoid payment of an excise tax on such excess contributions.

B.   Plan Not a Contract of Employment

     The Plan is not a contract of employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

C.   Source of Benefits

     Benefits under the Plan shall be paid or provided for solely from the Trust, and the Employers assume no liability therefor.

D.   Benefits Not Assignable

     Benefits provided under the Plan may not be assigned or alienated except to the extent provided in a qualified domestic relations order under IRC
Section 401(a)(13) or as otherwise provided by regulations or rulings issued by the Treasury Department (to the extent not inconsistent with IRC Section 401(k) and the regulations issued pursuant thereto).

E.   Benefits Payable to Minors, Incompetents and Others

     In the event any benefit is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, in the sole discretion of the Administrative Committee, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing or his property, or otherwise is in such position or condition that the Administrative Committee believes that he could not utilize the benefit for his support or welfare, the Administrative Committee shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or to any other person having the care and control of such person. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefor.

F.   Merger

     The merger or consolidation of the Company with any other person, or the transfer of the assets of the Company to any other person, or the merger of the Plan with any other plan shall not constitute a termination of the Plan.

     The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

G.   Participation in the Plan by an Affiliate

     1. By appropriate corporate action, any Affiliate may adopt the Plan.

     2. By appropriate corporate action, a Participating Affiliate may terminate its participation in the Plan.

     3. A Participating Affiliate shall have no power with respect to the Plan except as specifically provided herein.

H.   Expenses

     All expenses of the Plan and the Trust shall be paid from the Trust unless paid by an Employer.



I.   Benefits Under Other Plans

     The benefits of a participant who terminates participation under other plans shall be determined under the provisions of such plans.

J.   No Age Limit

     A Participant will not be excluded from participation under the Plan on account of the attainment of a specified age, nor will benefit accruals or allocations to a Participant's account be reduced or discontinued on account of attainment of a specified age.

J.   Controlling Law

     The Plan is intended to qualify under IRC Section 401 (a) and comply with ERISA and its terms shall be interpreted accordingly. Otherwise, the laws of the State of Florida shall control the interpretation and performance of the terms of the Plan.

                              Top-Heavy Provisions


     This Article shall become effective in any Plan Year in which the Plan is considered to be a Top-Heavy Plan as determined in Section A of this Article.

A.   Determination of Top-Heavy Status

     1. The Plan will be considered a Top-Heavy Plan for any Plan Year if as of the Valuation Date which is on the Determination Date, the aggregate of the accounts of Key Employees under the Plan exceeds 60 percent of the aggregate of the accounts for all Participants unless the Plan is part of a required or permissive aggregation group which is not Top-Heavy. Account balances and accrued benefits of plans within the aggregation group, whether required or permissive, shall be considered if such plans have plan year ends falling within the same calendar year on which the determination date falls.

     2. The Plan will be considered a Top-Heavy Plan for the Plan Year if on the Determination Date the Plan is part of a required aggregation group and the required aggregation group is Top Heavy.

     3. For purposes of this Article, required aggregation group means each plan of the company and affiliates in which a Key Employee is a Participant and each other plan of the company and affiliates which enables any plan, in which a Key Employee participates, to meet the requirements of IRC Sections 401 (a) (4) or 410.

     4. For purposes of this Article, permissive aggregation group consists of plans of the company that are required to be aggregated and one or more other plans that satisfy the requirements of IRC Sections 401(a) (4) and 410 when considered together with the required aggregate group.

     5. For purposes of this Article, if a Participant has not performed any service for any member of the controlled Group maintaining the Plan at any time during the five-year period ending on the Determination Date, the account balance of such Participant shall not be considered.

     6. For purposes of this Article, the amount of the account of any Participant shall be increased by the aggregate distributions made with respect to such Participant under the Plan during the five-year period ending on the Determination Date. This shall include distributions under any terminated plan, which, if it had not been terminated, would have been required to be included in an aggregation group.

     7. If any Participant is a non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such participant's account balance shall not be taken into account for purposes of determining Top-Heavy status under this Article.

     8. Solely for determining if the Plan will be considered a Top-Heavy Plan, the aggregate of the accounts of the non-key Employees shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Company and Affiliates, or (b) if there is not such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the functional accrual rate of IRC Section 411(b) (1) (C)

B.   Minimum Benefits

     1. For each Plan Year in which the Plan is Top Heavy, each non-Key Employee Participant eligible for a contribution or other non-Key Employees required to be included pursuant to IRC Section 416(c)(2), shall receive a minimum contribution (including forfeitures) of the lesser of 3% of Compensation or the highest percent contributed under the Plan for any Key Employee for such Plan Year. For the purpose of determining the highest percent contributed on any Key Employee, amounts contributed pursuant to section C of Article IV shall be included.

     2. Non-Key Employees eligible for a contribution under this section B shall be determined without regard to the number of Hours of service the Non-Key Employee has performed, the Non-Key Employee's Level of compensation and without regard to any contributions made pursuant to Section C of Article IV.

                           WRITTEN CONSENT TO ACTION
                          BY THE BOARD OF DIRECTORS OF
                              GATX LOGISTICS, INC.

     The undersigned, being all of the directors of GATX Logistics, Inc., a Florida corporation, hereby consent and agree to the adoption of the following resolutions, pursuant to section 607.0821 of the Florida Statutes, without necessity for a formal meeting:

             WHEREAS, under the terms of the GATX Logistics, Inc. 401(k)
             Cash Accumulation Plan (the "Plan"), this Board is authorized to amend the Plan, effective retroactively or otherwise.

             RESOLVED, effective as of January 1, 1989, the Plan be and hereby is amended as provided in Exhibit A, a copy of which is attached hereto; and

             FURTHER RESOLVED, that the Board of Directors ratifies and confirms all actions taken by the officers of the Board to effectuate the adoption of this amendment, including a restatement of the Plan to include this and all preceding amendments to the Plan; and

             FURTHER RESOLVED, that the officers of the Board, be and each of them hereby is, authorized and directed to take any and all actions deemed necessary and appropriate with regard to the furtherance of these resolutions.

     IN WITNESS WHEREOF, the undersigned have executed this Written Consent to Action as of ___________________.


               _______________________                 _____________________
               DAVID B. ANDERSON                       DAVID M. EDWARDS

               _______________________            _________________________
               MICHAEL J. GARDNER                 DANIEL D. MOORE


               _______________________            _________________________
               JOSEPH A. NICOSIA                  RONALD H. ZECH